UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

Kayne DL 2021, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-01393	86-2440860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 2200, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1 (713) 493-2020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2026, Albert Rabil III notified Kayne DL 2021, Inc. (the “Company”) of his decision to resign from the Board of Directors of the Company (the “Board”), effective immediately. Mr. Rabil was an “interested” director of the Company under the Investment Company Act of 1940, as amended, because of his employment relationship with Kayne Anderson Capital Advisors, L.P. Mr. Rabil was designated as a Class III director with a remaining term that otherwise would have expired at the annual meeting of stockholders in 2029 unless reelected. At the time of his resignation, Mr. Rabil did not serve on any committees of the Board.

Mr. Rabil confirmed that his decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Following his resignation, the Board is comprised of four directors, all of whom are Independent Directors, meaning they are not “interested” persons of the Company under the 1940 Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAYNE DL 2021, INC.

Date: June 29, 2026	By:	/s/ Terry A. Hart
	Name:	Terry A. Hart
	Title:	Chief Financial Officer and Treasurer

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